SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2014

ZAGG Inc

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Third Amendment to Wells Fargo Credit Agreement

On December 23, 2014, ZAGG Inc (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo” or the “Bank”), entered into the Third Amendment to Credit Agreement (“Amendment”), which modifies the original Credit Agreement entered into between the Company and Wells Fargo on December 7, 2012 and all subsequent amendments to the Credit Agreement (Second Amendment to the Credit Agreement entered into on December 20, 2013 and Third Amendment to the Credit Agreement entered into on November 4, 2014).

The Amendment retains the $25,000,000 revolving line of credit (“Line of Credit”) and extends the maturity date from December 1, 2015 to December 1, 2016.

As consideration for the entering into this agreement, the Company agreed to pay to Wells Fargo a fee of $10,000, reasonable legal fees and expenses incurred during the credit extension process, and a collateral exam charge.

Borrowings and repayments under the Line of Credit may occur from time to time in the Company’s ordinary course of business through December 1, 2016.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1	Third Amendment to Credit Agreement
10.2	Third Modification to Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: December 23, 2014	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien Chief Financial Officer

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